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                [LETTERHEAD OF KPMG PEAT MARWICK APPEARS HERE]



The Board of Directors
Dauphin Deposit Corporation


Re: Registration Statements No. 33-53793
                                33-17401
                                33-50172
                                33-61848
                                 2-73258


With respect to the subject registration statements, we acknowledge our awareness of the use therein of our reports dated April 13 and July 13, 1994 related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of sections 7 and 11 of the Act.


                                                /s/ KPMG Peat Marwick
                                                    KPMG PEAT MARWICK


Harrisburg, Pennsylvania
August 8, 1994




                                 Exhibit 15(b)